EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 20, 2004, included in the Annual Report of NBOG Bancorporation Inc. on Form 10-K for the year ended December 31, 2003, and incorporated by reference in this Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-122567).  We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement on Form SB-2, and to the use of our name as it appears under the caption “Experts.”

        /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
April 27, 2005